UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   April 2, 2009

SOMERSET HILLS BANCORP
(Exact name of registrant as specified in its charter)

New Jersey	000-50055	22-3768777
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No

155 Morristown Road
Bernardsville, New Jersey		07924
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code  (908) 221-0100

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)  The Registrant announced that on April 2, 2009, the Registrant appointed William S. Burns as its Chief Financial Officer, as well as the Chief Financial Officer of Somerset Hills Bank (the “Bank”), the Registrant’s wholly-owned subsidiary.  As Chief Financial Officer, Mr. Burns will also serve as the Principal Accounting Officer and Principal Financial Officer of the Registrant.  The table below sets forth certain information about Mr. Burns:

Name and Position	Age	Principal Occupation for the Past Five Years	Officer Since	Term Expires

William S. Burns Chief Financial Officer	49	Co-Managing Member and Chief Financial Officer of TenRock Capital, LLC	2009	N/A(1)

  (1) Officers serve at the pleasure of the Board of Directors

There are no arrangements or understandings between Mr. Burns and any other persons pursuant to which Mr. Burns was selected as Chief Financial Officer.  Mr. Burns has no family relationship with any other director or executive officer of the Registrant, nor with any person nominated or chosen to serve as a director or executive officer of the Registrant.  Mr. Burns is not a director of any company with a class of securities registered pursuant to section 12, of the Securities Exchange Act of 1934, as amended (the “Act”), subject to the requirements of section 15(d) of the Act, or of any company under the Investment Company Act of 1940.

There are no “related party transactions” between Mr. Burns and the Company or the Bank that disclosure.

There are no material plans, contracts or other arrangements (or amendments thereto) to which Mr. Burns is a party, or in which he participates, that was entered into or amended, in connection with Mr. Burns being appointed as Chief Financial Officer of the Registrant. The Registrant is not party to an employment agreement with Mr. Burns.

Section 8 – Other Events

Item 8.01	Other Events

On April 2, 2009 Somerset Hills Bancorp (the “Registrant”), the parent company of Somerset Hills Bank, filed a notice with the U.S. Department of the Treasury (the “Treasury”) and the Federal Reserve Bank of New York of its intention to redeem all 7,414 shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series A, liquidation value $1,000.00 per share (the “Preferred Stock”) sold to the Treasury Department on January 16, 2009 under its Capital Purchase Program (the “CPP”). The redemption price will be $7,414,000 plus accrued and unpaid dividends to the date of redemption.

Pursuant to the American Recovery and Reinvestment Act of 2009 (the “ARRA”), CPP participants are permitted to redeem the preferred stock issued under the CPP (without first requiring a Qualified Equity Offering, as such term is defined in the agreement), upon the consultation with and approval by the Registrant’s primary federal regulator.   Accordingly, the Treasury must consult with the Federal Reserve, the Registrant’s primary federal regulator, before approving the redemption.  Under the ARRA, the

Treasury is required to liquidate, at fair market value, any warrants issued to it by a CPP participant that redeems the preferred stock issued to Treasury. The Registrant issued to the Treasury a Warrant to purchase 163,065 shares of its common stock to the Treasury at an exercise price of $6.82 per share. The Registrant anticipates that it will offer to purchase this warrant from Treasury.

The Registrant has sufficient funds to complete the redemption. Somerset Hills Bank, the Registrant’s bank subsidiary, exceeded all regulatory capital requirements needed to be deemed “well capitalized” prior to the Treasury’s investment under the CPP, and will continue to exceed the “well capitalized” requirements after redemption of the preferred stock.

In addition, the Registrant announced in a press release dated April 2, 2009 the appointment of Mr. William S. Burns as the Registrant and the Bank’s Chief Financial Officer, as set forth in Item 5.02.  Attached and being furnished as Exhibit 99.1 is a copy of such press release.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits.  The following is filed as an Exhibit to this Current Report on Form 8-K:

99.1           Press Release dated April 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SOMERSET HILLS BANCORP

Date: April 3, 2009	By:	/s/ Stewart E. McClure, Jr.
Steward E. McClure, Jr.
President, Chief Executive Officer and Chief Operating Officer

EXHIBIT INDEX

CURRENT REPORT ON FORM 8-K

Exhibit Number	Description	Page

99.1	Press Release dated April 2, 2009 with respect to the appointment of William S. Burns as Chief Financial Officer of the Registrant and the Bank.	5